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                                   RADIUS INC.

                             1986 STOCK OPTION PLAN

         AS AMENDED BY THE BOARD OF DIRECTORS THROUGH DECEMBER 14, 1994

            AS AMENDED BY THE SHAREHOLDERS THROUGH FEBRUARY 15, 1995


     1. PURPOSE. This Stock Option Plan ("PLAN") is established to provide incentives for selected persons to promote the financial success and progress of Radius Inc. (the "COMPANY") by granting such persons options to purchase shares of stock of the Company.

     2. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "BOARD") of the Company. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan is adopted by the Board.

     3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "OPTIONS") may be either (a) incentive stock options ("ISOS") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended at the time of Grant (the "CODE"), or (b) nonqualified stock options ("NQSOS"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "SHARES") are shares of the common stock of the Company.

     4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 2,975,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

     5. ADMINISTRATION. This Plan may be administered by the Board of Directors of the Company or a committee appointed by the Board (the "COMMITTEE"). If two or more members of the Board are Outside Directors (as defined in Section 6(d) of the Plan), the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors. So long as the Company has a class of securities registered under the Securities Exchange Act of 1934 as then in effect (the "Exchange Act") and a majority of the Board is not comprised of Disinterested Persons, the Company will take appropriate steps to comply with the disinterested administration requirements of Section 16(b) of the Exchange Act, which shall consist of the appointment by the Board of a Committee consisting of not less than two members of the Board, each of whom is a Disinterested Person (as defined in Section 6(e) of the Plan. So long as the Company has a class of securities registered under the Exchange Act a majority of the Board members acting on any matters affecting the administration of this Plan (including the grant of any Options pursuant to this Plan to any officer or director of the Company or other person (in each case, an "INSIDER") whose transactions in the Company's common stock are subject to Section 16(b) of the Exchange Act) must be Disinterested Persons; provided, however, that this restriction shall not apply to votes on the grant of any Options pursuant to this Plan other than to Insiders. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate the authority to officers of the Company to grant Options under this Plan to
Optionees who are not Insiders of the Company.   As


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used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan, or the Board if no committee has been established.

     6. ELIGIBILITY. Options may be granted only to such employees, officers, employee-directors, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company as the Committee shall select from time to time in its sole discretion ("OPTIONEES"), provided that only employees of the Company or a Parent or Subsidiary of the Company shall be eligible to receive ISOs. Each "Named Executive Officer" (as that term is defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act) shall be eligible to receive up to 1,000,000 Shares at any time during the term of this Plan pursuant to the grant of Awards hereunder. An Optionee may be granted more than one Option under this Plan. A director who is not also an employee of the Company shall not be eligible to receive Options under this Plan. As used in this Plan, the following terms shall have the following meanings:

          (a) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (b) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (c) "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

          (d) "OUTSIDE DIRECTOR" shall mean any director who is NOT (i) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company, (ii) a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company or
(iv) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director," (as used in Section 162(m) of the Code as defined in regulations promulgated under Section 162(m) of the Code, "Outside Director" shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

          (e) "DISINTERESTED PERSON" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission (the "SEC") under
Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.


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          (f)  "FAIR MARKET VALUE" shall mean the average of the last reported bid and asked prices for common stock of the Company on the last trading day prior to the date of determination or, in the event the common stock of the Company is listed on a stock exchange or the NASDAQ National Market System, the Fair Market Value shall be the closing price on such exchange or quotation system on the date of determination.

     7. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares for which the Option shall be granted, the exercise price of the Option, the periods during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following terms and conditions:

          (a) FORM OF OPTION GRANT. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("GRANT") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

          (b) EXERCISE PRICE. The exercise price of an Option shall be not less than the Fair Market Value of the Shares at the time that the Option is granted, except that NQSOs may be granted with an exercise price equal to or greater than 50% of the Fair Market Value of the Shares at the time the option is granted. The exercise price of any Option granted to a person owning 10% or more of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("TEN PERCENT SHAREHOLDER") shall not be less than 110% of the Fair Market Value of the Shares at the time of the grant.

          (c) EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant, provided, however, that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, and provided further that no Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such issuance has been approved by the shareholders of the Company.

          (d) LIMITATIONS ON ISOS. If the Fair Market Value of the stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of stock shall be ISOs and Options for the amount in excess of $100,000 that becomes exercisable in that year shall be NQSOs.

          (e) DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

     8.   EXERCISE OF OPTIONS.

          (a) NOTICE. Options may be exercised only by delivery to the Company of a written exercise notice in a form approved by the Committee stating the number of Shares being purchased together with payment in full of the exercise price for the number of Shares being purchased.

          (b) PAYMENT. Payment for the Shares may be made (i) in cash (by check), (ii) by surrender of shares of common stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144 and,


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if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (v) through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (vi) where permitted by applicable law and approved by the Committee in its sole discretion, by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; or (vii) by any combination of the foregoing where approved by the Committee in its sole discretion. Optionees who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

          (c) WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

          (d) LIMITATIONS ON EXERCISE. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                 (i) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "1933 ACT"), and all applicable state securities laws, as they are in effect on the date of exercise.

                (ii) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

     9. NONTRANSFERABILITY OF OPTIONS. If an Option is an ISO, or if Optionee is an Insider subject to Section 16(b) of the Exchange Act, then an Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. Otherwise, an Option may only be transferred to Optionee's immediate family, to a trust for the benefit of Optionee or Optionee's immediate family, or to a charitable entity qualified under IRC Section 501(c), where "immediate family" shall mean spouse, lineal descendant or antecedent, brother or sister. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

     10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for


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which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its shareholders.

     11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

     12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment at any time, with or without cause.

     13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the 1933 Act, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed.

     14. ASSUMPTION OF OPTIONS BY SUCCESSORS. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall be assumed by the successor corporation or an equivalent option shall be substituted by such successor corporation which assumption or substitution shall be binding upon all Optionees. In the event of a merger in which the Company is not the surviving corporation and the successor corporation, if any, refuses to assume the Option or substitute an equivalent option, the Option shall accelerate and become exercisable in full at least ten days prior to and shall expire on, (and, if the Company has reserved to itself a right to repurchase shares issued upon exercise of Options at the original purchase price of such shares, such right shall terminate upon), the consummation of such merger at such times and on such conditions as the Committee shall determine. The aggregate Fair Market Value (determined at the time an Option is granted) of stock with respect to which ISOs granted on or after January 1, 1987 first become exercisable in the year of such dissolution, liquidation, merger or sale of assets cannot exceed $100,000. Any remaining accelerated ISOs granted on or after January 1, 1987 shall be treated as NQSOs.

     15. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that the Committee shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to this Plan or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.


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     16.  TERM OF PLAN.  Options may be granted pursuant to this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board of Directors.

     17. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself or its assignee(s) in the Grant a right to repurchase any or all Shares held by an Optionee upon the Optionee's termination of employment or service with the Company or its Parent, Subsidiary or Affiliate of the Company for any reason within a specified time as determined by the Committee at the time of grant at (a) the Optionee's original purchase price,
(b) the Fair Market Value of such Shares or (c) a price determined by a formula or other provision set forth in the Grant.


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